CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us relating to AMG Pantheon Fund, LLC and AMG Pantheon Master Fund, LLC in this Registration Statement on Form N-2 under the headings “Independent Registered Public Accounting Firm” and “Financial Statements.”

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 12, 2017